UNDERWRITING AGREEMENT

January 9, 2006
New York, New York

To the Representatives
  named in Schedule I hereto
  of the Underwriters named in
  Schedule II hereto

Ladies and Gentlemen:

        Johnson Controls, Inc., a Wisconsin corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of January 17, 2006 (the “Indenture”), between the Company and JPMorgan Chase Bank, National Association as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Officer’s Certificate (as defined in the Indenture) to be executed in connection with the offering of the Securities, establishing the form and terms of the Securities pursuant to Section 3.01 of the Indenture. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

        1.       Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

            (a)        The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed the Registration Statement with the Securities and Exchange Commission (the “Commission”). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Registration Statement and any amendments thereto filed prior to the Execution Time became effective upon filing. The Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to the Representatives. The Company will file with the Commission pursuant to Rule 424(b) a final supplement to the form of prospectus included in the Registration Statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all information required by the Act and the rules and regulations thereunder to be included therein with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

            (b)        On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the respective rules and regulations thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations thereunder and conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and on the date of any filing pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Disclosure Package or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

            (c)       The Disclosure Package, as amended or supplemented as of the Initial Sale Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representation or warranty with respect to any information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

            (d)        The Company (including its agents and representatives, other than the Underwriters in their respective capacities as such) has not made, used, prepared, authorized, approved or referred to any Issuer Free Writing Prospectus that it was required to file with the Commission or retain under Rule 433 other than the Issuer Free Writing Prospectuses identified in Schedule III hereto.

            (e)        (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is or will be, as the case may be, a Well-Known Seasoned Issuer.

            (f)        (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

            (g)        PricewaterhouseCoopers LLP, who have reported on the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations thereunder.

            (h)        The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates indicated, and the consolidated results of the operations of the Company and its subsidiaries, and the consolidated cash flows of the Company and its subsidiaries, respectively, for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedule included or incorporated by reference in the Registration Statement presents fairly the information required to be stated therein. The ratios of earnings to fixed charges for the Company included in the Disclosure Package and the Final Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected consolidated financial data of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

            (i)        Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company, in respect of itself and its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there are no material weaknesses in the Company’s internal control over financial reporting with respect to the Company and its Historical Subsidiaries and (ii) to the Company’s knowledge, there are no material weaknesses in the Company’s internal control over financial reporting with respect to the Acquired Subsidiaries.

            (j)       There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

            (k)        Except as to matters regarding the Acquired Subsidiaries disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) the operations of the Company and its Historical Subsidiaries and, to the Company’s knowledge, the operations of the Acquired Subsidiaries, are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its Historical Subsidiaries or, to the knowledge of the Company, the Acquired Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

            (l)        Except as to matters regarding the Acquired Subsidiaries disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Company, any of the Historical Subsidiaries or, to the knowledge of the Company, any Acquired Subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

            (m)        Neither the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

        2.       Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

        3.       Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

        4.       Agreements of the Company. The Company agrees with the several Underwriters that:

            (a)        During the period beginning with the Initial Sale Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Final Prospectus is no longer required by law to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless, in each case, the Company has furnished the Representatives a copy for their review prior to such time, and the Company will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filings.

            (b)        During the Prospectus Delivery Period, the Company will promptly advise the Representatives (i) when the Final Prospectus and any Issuer Free Writing Prospectus, and any supplements or amendments thereto, have been filed with the Commission pursuant to Rules 424(b) and 433, respectively, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement has been filed or becomes effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof, including, if necessary, and subject to the first sentence of paragraph (a) of this Section 4, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

            (c)        The Company will prepare a final term sheet, containing solely a description of the Securities, as set forth in Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

            (d)        If, during the Prospectus Delivery Period, any event occurs as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will (i) notify the Representatives of such event or, in circumstances where the Company’s obligations under this paragraph (d) arise from an opinion of counsel for the Underwriters, notify the Representatives of such event after the Company receives such opinion, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment to the Registration Statement, a new registration statement or an amendment or supplement to the Disclosure Package or the Final Prospectus that will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as may be reasonably requested.

            (e)        As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the date hereof and otherwise satisfying the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158).

            (f)        The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and supplement thereto as the Representatives may reasonably request.

            (g)        The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities (provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject), will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

            (h)        The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for printing and engraving fees, for fees charged by the Trustee, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Securities and for expenses incurred in printing and distributing the Final Prospectus, any Preliminary Final Prospectuses and any supplements thereto to the Underwriters. The Company will pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

            (i)        During the Prospectus Delivery Period, the Company will not, without the prior written consent of the Representatives, prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus where, as a result of such preparation, use, authorization, approval or reference, the Company would be required to file the Issuer Free Writing Prospectus with the Commission or retain the Issuer Free Writing Prospectus under Rule 433 and the Company will not file any Issuer Free Writing Prospectus with the Commission (other than the Issuer Free Writing Prospectuses identified in Schedule III hereto and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package). Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

            (j)        Until the business date set forth on Schedule I hereto, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

            (k)        The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (l)       he Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

        5.       Agreements of the Underwriters. Each Underwriter agrees with the Company that:

            (a)        It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement or any press release issued by the Company) other than a Free Writing Prospectus that (i) is not an “issuer free writing prospectus” (as defined in Rule 433) and (ii) contains only (A) information describing the preliminary terms of the Securities or their offering, (B) information permitted under Rule 134 or (C) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in Section 4(c); provided that Underwriters may use a term sheet substantially in the form of Schedule IV hereto without the consent of the Company.

            (b)        Each Underwriter agrees that it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the Final Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the knowledge and belief of such Underwriter, result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in this Agreement.

            (c)        In relation to each member state of the European Economic Area (as defined below) that has implemented the Prospectus Directive (as defined below) (each, a “relevant member state”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of any Securities to the public in that relevant member state prior to the publication of a prospectus in relation to any Securities that has been approved by the competent authority in that relevant member state, or where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of any Securities to the public in that relevant member state at any time:

(i) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances that do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purpose of this Section 5(c), the expression an “offer of any Securities to the public” in relation to any Securities in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state and the expression “European Economic Area” means the European Union member states (currently, Austria, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Lithuania, Luxembourg, Malta, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, The Netherlands and the United Kingdom), together with Iceland, Liechtenstein and Norway.

            (d)        Each Underwriter represents and agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

            (e)        Each Underwriter agrees that it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used in this Section 5(e) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        6.       Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a)        The Registration Statement shall have become effective; the Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(c) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if filing of any Issuer Free Writing Prospectus is required by Rule 433, each such Issuer Free Writing Prospectus shall have been filed in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b)        The Representatives shall have received the opinion of Jerome D. Okarma, Vice President, Secretary and General Counsel of the Company, dated the Closing Date, to the effect that:

(i) each of the Company and each Historical Subsidiary and, to such counsel’s knowledge, each Acquired Subsidiary that, in either case, is a “Significant Subsidiary” of the Company as that term is defined in Regulation S-X of the Commission (individually a “Subsidiary” and collectively the “Subsidiaries”) is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect;

(ii) all the outstanding shares of capital stock of each Historical Subsidiary and, to such counsel’s knowledge, each Acquired Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances;

(iii) the Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus; the Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus;

(iv) the Indenture has been duly authorized, executed and delivered and the Securities have been duly authorized and executed;

(v) to such counsel’s knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed pursuant to Item 103 of Regulation S-K in the Company’s periodic reports filed under the Exchange Act which is not disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus, or to be filed with the Commission as an exhibit to the Registration Statement or the Company’s periodic reports filed under the Exchange Act, which is not described or filed as required; and the statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

(vi) this Agreement has been duly authorized, executed and delivered by the Company;

(vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the performance by the Company of the transactions contemplated herein, except (A) such as have been obtained under the Act or (B) such as may be required under the blue sky laws of any United States jurisdiction or the securities laws of any foreign jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(viii) neither the issuance and sale of the Securities nor the consummation by the Company of any other of the transactions herein contemplated will result in a breach or violation of, or constitute a default under, (A) any law of the United States of America or the Wisconsin Business Corporation Law; (B) the articles of incorporation or by-laws of the Company; (C) the terms of any indenture or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or bound; or (D) any judgment, order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, except in the case of (C) for any such breach, violation or default that could not adversely affect in a material respect the ability of the Company to perform its obligations under this Agreement, or would otherwise be material in the context of the sale of the Securities; and

(ix) the Registration Statement has become effective under the Act and was filed with the Commission not earlier than the date three years before the Execution Time; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made within the time period required by Rule 424(b); any required filing of any Issuer Free Writing Prospectus of which such counsel has knowledge has been made in the manner and within the time period required by Rule 433; no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or threatened by the Commission; and the Registration Statement and the Final Prospectus (other than the Form T-1 and the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules and regulations thereunder.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

            (c)        The Representatives shall have received the opinion of Foley & Lardner LLP, counsel for the Company, dated the Closing Date, to the effect that:

(i) the Indenture has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery thereof by the Company and the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect); and assuming the Securities have been duly authorized and executed by the Company, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect); and

(ii) to the extent that they constitute matters of law, summaries of legal matters or legal conclusions, the statements set forth in the Final Prospectus under the caption “Material U.S. federal income tax considerations” are accurate in all material respects and fairly present the information provided.

In addition, such counsel shall state that it has participated in conferences with certain officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Final Prospectus and the Disclosure Package, and any supplements or amendments thereto, and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement, the Final Prospectus or the Disclosure Package, including the documents incorporated by reference therein, and any supplements or amendments thereto, on the basis of the foregoing, no facts have come to such counsel’s attention that cause such counsel to believe that (i) at the Effective Date immediately preceding the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the Execution Time included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus as of its date and as of the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case for financial statements and other financial and statistical information contained therein or omitted therefrom as to which such counsel need not make any statement).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

            (d)        The Representatives shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (e)        The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, solely in their respective capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any amendments or supplements thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus and the Disclosure Package (exclusive of any supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there has been no Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus and the Disclosure Package (exclusive of any supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

            (f)        At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the board of directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus;

(2) with respect to the period subsequent to the date of the most recent financial statements (other than any “capsule” information), audited or unaudited, in or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in capital stock, increase in long-term debt or decreases in the stockholders’ equity of the Company or working capital of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in net revenues or in the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or it shall state any specific changes or decreases and the amount thereof; or

(3) the amounts included in any unaudited “capsule” information included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus; and

(iii) they have performed certain other specified procedures as a result of which they determined whether or not certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

        References to the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus in this paragraph (f) include any amendments or supplements thereto at the date of the letter.

        In addition, except as provided in Schedule I hereto, at the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

            (g)        Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) or any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, financial condition or properties of the Company and its subsidiaries on a consolidated basis the effect of which in any case referred to in paragraph (f)(i) or (ii) of this Section 6, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) and any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

            (h)        Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purpose of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (i)        Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        7.       Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

        8.       Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b)        Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, in the third paragraph under the heading “Underwriting” relating to concessions and reallowances and in the sixth paragraph under the heading “Underwriting” relating to stabilization activities in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Representatives confirm that such statements are correct.

            (c)        Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel) for all indemnified parties) if (i) the indemnified party shall have reasonably determined that use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d)        In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

        9.       Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10.       Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred (1) any outbreak or escalation of hostilities, act of terrorism, attack on the United States, declaration by the United States of a national emergency or war or other calamity or crisis or (2) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, and, with respect to either (1) or (2) above, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

        11.       Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12.       Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Attention: Secretary.

        13.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        14.       No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

        15.        Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

        16.        Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        17.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        18.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

        19.       Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

        “Acquired Subsidiaries” shall mean: (i) York International Corporation and its subsidiaries and (ii) the subsidiaries of the Company whose operations consist primarily of operations that the Company acquired as part of its July 2005 acquisition of Delphi Corporation’s global automotive battery business.

        “Basic Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.

        “Disclosure Package” shall mean (i) the Basic Prospectus as supplemented by all Preliminary Final Prospectuses; (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

        “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

        “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

        “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

        “Historical Subsidiaries” shall mean the subsidiaries of the Company other than the Acquired Subsidiaries.

        “Initial Sale Time” shall mean 5:00 p.m. Eastern Standard Time on the date of this Agreement.

        “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

        “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, results of operations or properties of the Company and its subsidiaries, taken as a whole.

        “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

        “Registration Statement” shall mean the registration statement on Form S-3 (Reg. No. 333-130714) filed by the Company on December 27, 2005 registering under the Act the offer and sale of the Securities, including a basic prospectus, incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

        “Rule 134", “Rule 158", “Rule 163", “Rule 164", “Rule 172", “Rule 401", “Rule 405", “Rule 415", “Rule 424", “Rule 430B”, “Rule 433", “Rule 436", “Rule 456", “Rule 457” and “Regulation S-K” refer to such rules or regulation under the Act.

        “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[SIGNATURE PAGES FOLLOW]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
JOHNSON CONTROLS, INC.
By: /s/ Frank A. Voltolina
Name: Frank A. Voltolina
Title: Vice President and Corporate Treasurer
By: /s/ R. Bruce McDonald
Name: R. Bruce McDonald
Title: Vice President and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Banc of America Securities LLC

By:  /s/ Lily Chang
Name:  Lily Chang
Title:  Principal

Citigroup Global Markets Inc.

By:  /s/ Brian Bednarski
Name:  Brian Bednarski
Title:  Director

J.P. Morgan Securities Inc.

By:  /s/ Stephen L. Sheiner
Name:  Stephen L. Sheiner
Title:  Vice President

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated January 9, 2006.

Registration Statement No. 333-130714.

Representatives: Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Title, Purchase Price and Description of Securities:

Title: Floating Rate Notes due 2008

Principal amount: $500,000,000

Price to public: 100%

Purchase Price: 99.775%

Sinking fund provisions: None.

Redemption Provisions: None.

Defeasance: The defeasance provisions of Section 13.02 of the Indenture apply to the Securities.

Closing Date, Time and Location: 9:00 a.m. Chicago time at the offices of Mayer, Brown, Rowe
   & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606 on January 17, 2006.

Date referred to in Section 4(j) after which the Company may offer to sell debt securities issued or guaranteed by the
   Company without the consent of the Representatives: January 17, 2006, provided that the restrictions contained in Section 4(j) shall not apply to the Three-Year Credit
   Agreement dated as of January 10, 2006 between the Company and Mizuho Corporate
   Bank, Ltd.

Title, Purchase Price and Description of Securities:

Title: 5.250% Senior Notes due 2011

Principal amount: $800,000,000

Price to public: 99.987%

Purchase Price: 99.387%

Sinking fund provisions: None.

Defeasance: The defeasance provisions of Section 13.02 of the Indenture apply to the Securities.

Closing Date, Time and Location: 9:00 a.m. Chicago time at the offices of Mayer, Brown, Rowe
   & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606 on January 17, 2006.

Date referred to in Section 4(j) after which the Company may offer to sell debt securities issued or guaranteed by the
   Company without the consent of the Representatives: January 17, 2006, provided that the restrictions contained in Section 4(j) shall not apply to the Three-Year Credit
   Agreement dated as of January 10, 2006 between the Company and Mizuho Corporate
   Bank, Ltd.

Title, Purchase Price and Description of Securities:

Title: 5.500% Senior Notes due 2016

Principal amount: $800,000,000

Price to public: 99.886%

Purchase Price: 99.236%

Sinking fund provisions: None.

Redemption Provisions: None.

Defeasance: The defeasance provisions of Section 13.02 of the Indenture apply to the Securities.

Closing Date, Time and Location: 9:00 a.m. Chicago time at the offices of Mayer, Brown, Rowe
   & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606 on January 17, 2006.

Date referred to in Section 4(j) after which the Company may offer to sell debt securities issued or guaranteed by the
   Company without the consent of the Representatives: January 17, 2006, provided that the restrictions contained in Section 4(j) shall not apply to the Three-Year Credit
   Agreement dated as of January 10, 2006 between the Company and Mizuho Corporate
   Bank, Ltd.

Title, Purchase Price and Description of Securities:

Title: 6.000% Senior Notes due 2036

Principal amount: $400,000,000

Price to public: 98.645%

Purchase Price: 97.770%

Sinking fund provisions: None.

Redemption Provisions: None.

Defeasance: The defeasance provisions of Section 13.02 of the Indenture apply to the Securities.

Closing Date, Time and Location: 9:00 a.m. Chicago time at the offices of Mayer, Brown, Rowe
   & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606 on January 17, 2006.

Date referred to in Section 4(j) after which the Company may offer to sell debt securities issued or guaranteed by the
   Company without the consent of the Representatives: January 17, 2006, provided that the restrictions contained in Section 4(j) shall not apply to the Three-Year Credit
   Agreement dated as of January 10, 2006 between the Company and Mizuho Corporate
   Bank, Ltd.

SCHEDULE II

Underwriters	Principal Amount of 2008 Notes to be Purchased
Banc of America Securities LLC	$135,000,000
Citigroup Global Markets Inc.	$135,000,000
J.P. Morgan Securities Inc.	$110,000,000
Barclays Capital Inc.	$35,000,000
Commerzbank Capital Markets Corp.	$15,000,000
ING Financial Markets LLC	$15,000,000
Piper Jaffray & Co.	$15,000,000
Wells Fargo Securities, LLC	$15,000,000
LaSalle Financial Services, Inc.	$6,250,000
Calyon Securities (USA) Inc.	$6,250,000
KBC Financial Products USA Inc.	$6,250,000
TD Securities (USA) LLC	$6,250,000

Total	$500,000,000

Underwriters	Principal Amount of 2011 Notes to be Purchased
Banc of America Securities LLC	$216,000,000
Citigroup Global Markets Inc.	$216,000,000
J.P. Morgan Securities Inc.	$176,000,000
Barclays Capital Inc.	$56,000,000
Commerzbank Capital Markets Corp.	$24,000,000
ING Financial Markets LLC	$24,000,000
Piper Jaffray & Co.	$24,000,000
Wells Fargo Securities, LLC	$24,000,000
LaSalle Financial Services, Inc.	$10,000,000
Calyon Securities (USA) Inc.	$10,000,000
KBC Financial Products USA Inc.	$10,000,000
TD Securities (USA) LLC	$10,000,000

Total	$800,000,000

II-1

Underwriters	Principal Amount of 2016 Notes to be Purchased
Banc of America Securities LLC	$216,000,000
Citigroup Global Markets Inc.	$216,000,000
J.P. Morgan Securities Inc.	$176,000,000
Barclays Capital Inc.	$56,000,000
Commerzbank Capital Markets Corp.	$24,000,000
ING Financial Markets LLC	$24,000,000
Piper Jaffray & Co.	$24,000,000
Wells Fargo Securities, LLC	$24,000,000
LaSalle Financial Services, Inc.	$10,000,000
Calyon Securities (USA) Inc.	$10,000,000
KBC Financial Products USA Inc.	$10,000,000
TD Securities (USA) LLC	$10,000,000

Total	$800,000,000

Underwriters	Principal Amount of 2036 Notes to be Purchased
Banc of America Securities LLC	$108,000,000
Citigroup Global Markets Inc.	$108,000,000
J.P. Morgan Securities Inc.	$88,000,000
Barclays Capital Inc.	$28,000,000
Commerzbank Capital Markets Corp.	$12,000,000
ING Financial Markets LLC	$12,000,000
Piper Jaffray & Co.	$12,000,000
Wells Fargo Securities, LLC	$12,000,000
LaSalle Financial Services, Inc.	$5,000,000
Calyon Securities (USA) Inc.	$5,000,000
KBC Financial Products USA Inc.	$5,000,000
TD Securities (USA) LLC	$5,000,000

Total	$400,000,000

II-2

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

1.	The term sheet set forth in Schedule IV hereto.

2.	The articles appearing in the January 8, 2006 and January 9, 2006 editions of the Milwaukee Journal Sentinel and filed by the Company with the Commission on January 9, 2006 pursuant to Rule 433.

III-1

SCHEDULE IV

TERM SHEET

Issuer:	Johnson Controls
Size:	$500,000,000
Security Type:	Floating Rate Notes due 2008
Coupon:	3-month USD LIBOR + 23 bp
Maturity:	January 17, 2008
Price:	100
Yield:	3-month USD LIBOR + 23 bp
Spread:	+ 23 bp
Benchmark Treasury:	3-month USD LIBOR
Treasury Spot:	NA
Coupon Dates:	January 17, April 17, July 17, October 17
First Coupon:	April 17, 2006
Settlement:	January 17, 2006 (T + 5)
Make Whole Call:	NA
Joint Bookrunning Managers:	Banc of America Securities LLC, Citigroup, JPMorgan
Senior Co-Manager:	Barclays Capital Inc.
Co-Managers:	Calyon Securities (USA), Commerzbank Corporates &
Markets, ING Financial Markets, KBC Financial
Products, LaSalle Capital Markets, Piper Jaffray,
TD Securities, Wells Fargo Securities

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

Issuer:	Johnson Controls
Size:	$800,000,000
Security Type:	5.250% Notes due 2011
Coupon:	5.250
Maturity:	January 15, 2011
Price:	99.987
Yield:	5.253
Spread:	+ 95 bp
Benchmark Treasury:	4.375% due 12/10
Treasury Spot:	100-10
Coupon Dates:	January 15, July 15
First Coupon:	July 15, 2006
Settlement:	January 17, 2006 (T + 5)
Make Whole Call:	T + 15 bp
Joint Bookrunning Managers:	Banc of America Securities LLC, Citigroup, JPMorgan
Senior Co-Manager:	Barclays Capital Inc.
Co-Managers:	Calyon Securities (USA), Commerzbank Corporates &
Markets, ING Financial Markets, KBC Financial
Products, LaSalle Capital Markets, Piper Jaffray,
TD Securities, Wells Fargo Securities

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

Issuer:	Johnson Controls
Size:	$800,000,000
Security Type:	5.500% Notes due 2016
Coupon:	5.500
Maturity:	January 15, 2016
Price:	99.886
Yield:	5.515
Spread:	+ 115 bp
Benchmark Treasury:	4.500% due 11/15
Treasury Spot:	101-2
Coupon Dates:	January 15, July 15
First Coupon:	July 15, 2006
Settlement:	January 17, 2006 (T + 5)
Make Whole Call:	T + 20 bp
Joint Bookrunning Managers:	Banc of America Securities LLC, Citigroup, JPMorgan
Senior Co-Manager:	Barclays Capital Inc.
Co-Managers:	Calyon Securities (USA), Commerzbank Corporates &
Markets, ING Financial Markets, KBC Financial
Products, LaSalle Capital Markets, Piper Jaffray,
TD Securities, Wells Fargo Securities

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

Issuer:	Johnson Controls
Size:	$400,000,000
Security Type:	6.000% Notes due 2036
Coupon:	6.000
Maturity:	January 15, 2036
Price:	98.645
Yield:	6.099
Spread:	+ 155 bp
Benchmark Treasury:	5.375% due 2/31
Treasury Spot:	112-9
Coupon Dates:	January 15, July 15
First Coupon:	July 15, 2006
Settlement:	January 17, 2006 (T + 5)
Make Whole Call:	T + 25 bp
Joint Bookrunning Managers:	Banc of America Securities LLC, Citigroup, JPMorgan
Senior Co-Manager:	Barclays Capital Inc.
Co-Managers:	Calyon Securities (USA), Commerzbank Corporates &
Markets, ING Financial Markets, KBC Financial
Products, LaSalle Capital Markets, Piper Jaffray,
TD Securities, Wells Fargo Securities

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

IV-4